As filed with the Securities and Exchange Commission on September 30, 2024.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2453320 (I.R.S. Employer Identification Number)

5219 City Bank Parkway
Lubbock, Texas 79407
(806) 792-7101
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Curtis C. Griffith
Chairman and Chief Executive Officer
South Plains Financial, Inc.
5219 City Bank Parkway
Lubbock, Texas 76407
(806) 792-7101
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Peter G. Weinstock
Heather A. Eastep
Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
(214) 979-3000
(214) 880-0011 (facsimile)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2024

$150,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Warrants
Units

South Plains Financial, Inc. (“we,” “us,” “our” or “the Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $150,000,000, or the foreign currency equivalent thereof.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement may also add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “SPFI.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.
Our principal executive office is located at 5219 City Bank Parkway, Lubbock, Texas 79407, and our telephone number at that address is (806) 792-7101.
These securities are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.
Neither the U.S. Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus and contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as well as the risk factors included in, or incorporated by reference into, the applicable prospectus supplement, our periodic reports and other information that we file with the U.S. Securities and Exchange Commission, and carefully read and consider that information before buying our securities.
You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.
This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.
The date of this prospectus is   , 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell, from time to time and in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate offering price of up to $150,000,000, or the foreign currency equivalent thereof.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, the Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
References in this prospectus to the “Company,” “we,” “us” and “our” are to South Plains Financial, Inc. and its wholly-owned bank subsidiary, City Bank, unless the context otherwise requires. References in this prospectus to the “Bank” are to City Bank. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares and subscription rights we may offer as “offered securities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (SEC File No. 001-33912):
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024, and for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;
•	our Current Reports on Form 8-K filed on February 26, 2024, and May 16, 2024; and
•
the description of our common stock, par value $1.00 per share, contained under the caption “Description of Capital Stock” contained in the prospectus forming part of the Company’s Form S-1 Registration Statement, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A (File No. 001-38895), filed pursuant to Section 12 of the Exchange Act, on May 6, 2019, including any amendment or report filed for the purpose of updating such description;

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities offered hereby. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and file with the SEC annual, quarterly and current reports, proxy statements, information statements and other information. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov or on our Internet web site, https://www.spfi.bank/investor-relations. The reference to our web site is not intended to be an active link and the information on our web site is not, and you must not consider the information to be, a part of this prospectus and is not incorporated by reference herein.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement and the documents referred to above under “Incorporation of Certain Information by Reference” from the SEC web site or our web site listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:
5219 City Bank Parkway
Lubbock, Texas 79407
(806) 792-7101
Attention: Corporate Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, as amended (the “Exchange Act”) and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the “Risk Factors” section of this prospectus.
There are or may be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•	potential recession in the United States and our market areas;
•
the impacts related to or resulting from bank failures and any continuation of uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto;

•	increased competition for deposits and related changes in deposit customer behavior;
•
the persistence of the current inflationary pressures, or the resurgence of elevated levels of inflation, in the United States and our market areas, and its impact on market interest rates, the economy and credit quality;

•	the adequacy of the allowance for credit losses;
•	our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable acquisitions;
•	business and economic conditions, particularly those affecting our market areas, including a decrease in or the volatility of oil and gas prices or agricultural commodity prices within the region;
•	the geographic concentration of our business in our market areas in Texas and New Mexico;
•	high concentrations of loans secured by real estate located in our market areas;
•	risks associated with our commercial loan portfolio, including the risk of declines in commercial real estate prices or deterioration in value of the general business assets that secure such loans;
•	potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;
•	increases in unemployment rates in the United States and our market areas;
•	risks associated with our agricultural loan portfolio, including the heightened sensitivity to weather conditions, commodity prices, and other factors generally outside the borrowers and our control;
•	risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;
•	public funds deposits comprising a relatively high percentage of our deposits;
•	potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•	our ability to maintain our reputation;
•	our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses;
•	our ability to attract, hire and retain qualified management personnel;
•	our dependence on our management team, including our ability to retain executive officers and key employees and their customer and community relationships;
•	interest rate fluctuations, which could have an adverse effect on our profitability;
•	competition from banks, credit unions and other financial services providers;
•	our ability to keep pace with technological change or difficulties we may experience when implementing new technologies;
•
cybersecurity risk, including cyber incidents or other failures, disruptions or security breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks;

•	our ability to maintain effective internal control over financial reporting;
•	employee error, fraudulent activity by employees or customers and inaccurate or incomplete information about our customers and counterparties;
•
our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels, which may require us to raise capital at a time when capital is not available on favorable terms or at all;

•	costs and effects of litigation, investigations or similar matters to which we may be subject, including any effect on our reputation;
•
natural disasters, severe weather, acts of god, acts of war or terrorism, geopolitical instability, outbreaks of hostilities, public health outbreaks (such as the COVID-19 pandemic or any future pandemic), other international or domestic calamities, and other external events or matters beyond our control;

•	uncertainty regarding United States fiscal debt and budget matters;
•	tariffs and trade barriers;
•
compliance with governmental and regulatory requirements, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, the Economic Growth, Regulatory Relief, and Consumer Protection Act (“EGRRCPA”), and others relating to banking, consumer protection, securities and tax matters; and

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, current and future governmental monetary and fiscal policies, including the uncertain impacts of ongoing quantitative tightening and current and future policies of the Board of Governors of the Federal Reserve System (“Federal Reserve”) and as a result of initiatives of the Biden administration.

Other factors not identified above, including those that are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein are expressly qualified in their entirety by these cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. The Company cautions readers not to place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which such forward-looking statements were made.
Forward-looking statements speak only as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

ABOUT SOUTH PLAINS FINANCIAL, INC.
South Plains Financial, Inc. is a bank holding company headquartered in Lubbock, Texas, and City Bank, SPFI’s wholly-owned banking subsidiary, is one of the largest independent banks in West Texas (“City Bank” or the “Bank”). The Company is hereafter collectively referred to as “we,” “us” or “our.”
We have additional banking operations in the Dallas, El Paso, Greater Houston, the Permian Basin, and College Station, Texas markets, and the Ruidoso, New Mexico market. Through City Bank, we provide a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in our market areas. Our principal business activities include commercial and retail banking, along with investment, trust and mortgage services.
We had total assets of $4.22 billion, gross loans held for investment of $3.09 billion, total deposits of $3.63 billion, and total shareholders’ equity of $418.0 million as of June 30, 2024.
Our history dates back over 80 years. We trace our beginnings to the founding of First State Bank of Morton, a community bank headquartered in West Texas that held approximately $1 million of total assets in 1941. In 1962, the bank was sold to new management, including J.K. Griffith, the father of our current Chairman and Chief Executive Officer, Curtis C. Griffith. Since Mr. Griffith was elected Chairman of First State Bank of Morton in 1984, the Bank has transformed from a small-town institution with approximately $30 million in total assets and a single branch location into one of the largest community banks in West Texas. The parent company to First State Bank of Morton acquired South Plains National Bank of Levelland, Texas in 1991 and changed its name to South Plains Bank. The Company became the holding company to First State Bank of Morton and South Plains Bank in 1993, the same year we acquired City Bank. City Bank was originally established in Lubbock in 1984. We merged First State Bank of Morton and South Plains Bank into City Bank in 1998 and 1999, respectively. We had more than $175 million in assets upon the closing of these acquisitions. We acquired West Texas State Bank, Odessa, Texas, with approximately $430 million in assets, in 2019 through the merger of West Texas State Bank with and into the Bank.
We currently operate 25 full-service banking locations across seven geographic markets resulting from six acquisitions, de novo branch establishments, and the formation of a de novo bank in Ruidoso, New Mexico, which we later merged into the Bank. We also operate 7 loan production offices both in our banking markets and in certain key areas in Texas that focus on mortgage loan origination. We build long-lasting relationships with our customers by delivering high quality products and services and have sought to capitalize on the opportunities presented by continued consolidation in the banking industry. We believe a major contributor to our historical success has been our focus on becoming the community bank of choice in the rural markets that we serve.
Our headquarters are located at 5219 City Bank Parkway, Lubbock, Texas 79408. Our telephone number is (806) 792-7101. Our Internet website address is https://www.spfi.bank. The information contained in, or that can be accessed through, our website is not, and shall not be deemed to be, a part of, or incorporated into, this prospectus or any prospectus supplement.

RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the latest Annual Report on Form 10-K that are incorporated by reference in this prospectus. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities under the heading “Risk Factors.”
Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiary’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution. We cannot predict whether the proceeds invested will yield a favorable return. We may, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

THE SECURITIES WE MAY OFFER
The descriptions of the offered securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company (“DTC”), Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF DEBT SECURITIES
The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
General
We may issue from time to time in one or more series senior debt securities or subordinated debt securities, which in each case will be unsecured, direct, general obligations of the Company. For purposes of the descriptions under this heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.”
We will issue senior debt securities under a senior debt indenture and issue subordinated debt securities under a subordinated debt indenture. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” A copy of the form of each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of the Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.
Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.
The indentures will meet the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be qualified under and governed by the Trust Indenture Act.
We will file a copy of each supplemental indenture establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement
The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:
•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;
•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;
•
if other than the aggregate principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;
•
the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•
the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•
the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	the terms of the subordination of any series of debt securities;
•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;
•
our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•
whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;
•
any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•
whether any of the securities will be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•
if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities, the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee, or the manner in which any interest payable on a global security will be paid;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;
•
the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•
whether the debt securities of the series can be converted into or exchanged for other securities of the Company, and the related terms and conditions, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•
in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock, preferred stock, depositary shares and/or warrants;
•	any provisions granting special rights to holders when a specified event occurs;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and
•	any other terms, preferences, rights or limitations of, or restrictions on, the debt securities of the series not inconsistent with the provisions of its applicable indenture.
Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.
We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount (“OID”) securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to OID securities or relating to certain other kinds of securities that may be offered including securities linked to an index, will be described in the applicable prospectus supplement.
For purposes of the descriptions under this “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities
Except as otherwise provided in a supplemental indenture or prospectus supplement, the senior debt securities of a series that we issue will be unsecured and will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series, and rank senior in right of payment to any subordinated debt.
Subordinated Debt Securities
Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities.
Structural Subordination
The debt securities will be the exclusive obligation of South Plains Financial, Inc. Because the Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly the Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to the Bank limit the payment of dividends and other distributions by the Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, because any right of the Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If the Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank.
Conversion or Exchange of Debt Securities
The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any anti-dilution protections.
Redemption and Repurchase of Debt Securities
We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. In addition, the debt securities may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case, upon the terms described in the applicable prospectus supplement.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, interest and any premium in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.
The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.
Same-Day Settlement
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Denomination, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 and any integral multiples thereof.
Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange, redemption or conversion of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities.
Merger, Consolidation or Sale of Assets
We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:
(1)	either:
•	the Company is the continuing entity; or
•
the successor entity, if other than the Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and

(2)
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.
Events of Default; Right to Accelerate
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior debt indenture with respect to the senior debt securities and under the subordinated debt indenture with respect to the subordinated debt securities:
•	failure to pay any installment of interest payable on any debt security of the series and the continuance of such failure for a period of 30 days;
•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any debt security of the series;
•
failure to deliver the required securities, together with cash in lieu of fractional securities, or other rights upon an appropriate conversion or exchange election by any holder of convertible securities, and continuance of such default for a period of 10 days;

•
default in the observance or performance of any other covenants or agreements of the Company contained in any resolution of the Company authorizing the issuance of the debt securities, in the indentures with respect to the debt securities, or in any supplemental indenture with respect to such debt securities continuing for 90 days after written notice as provided in the indentures with respect to the debt securities;

•	specified events of bankruptcy, insolvency or reorganization; or
•	such other events of default as are described in the prospectus supplement relating to any series of debt securities being offered for sale.
Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing because we experience specified events of bankruptcy, insolvency or reorganization, the aggregate principal amount of the debt securities will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. Unless otherwise indicated in the applicable prospectus supplement, if any other event of default occurs and is continuing for any series of debt securities, unless the aggregate principal amount of all debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the debt securities of that series) and all accrued and unpaid interest on such debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the trustee. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.
Collection of Indebtedness
If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. The trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity satisfactory to it.

Limitations on Suits by Holders
Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, holders of debt securities will have no right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures unless:
•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;
•
the holders of not less than 25% in principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.
In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.
Waiver
Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:
•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or
•
in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice of Defaults
The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.
Within 120 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture
Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
•	change the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;
•
reduce the percentage in principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;
•	change any of the conversion, exchange or redemption provisions, including decreasing the conversion rate or increasing the conversion price of, any debt security;
•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
•	modify the ranking or priority of the securities in a manner adverse to the holders of any debt security;
•
reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.
We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:
•	to evidence the succession of another person to us as obligor under the indenture;
•
to add to our covenants binding us for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated or global form;
•	to establish the form or terms of debt securities of any series to be issued under the indenture;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to cure any ambiguity, omission, defect or inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;
•	to secure the debt securities of any series issued under the indenture;
•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;
•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture;
•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;
•
to change or eliminate any provision of the indenture, provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding; or

•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.
Calculation of Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:
•
the aggregate principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•
the aggregate principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.
Discharge, Defeasance and Covenant Defeasance
Discharge
We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.
Defeasance and Covenant Defeasance
If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:
•
defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•
covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:
•
we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;
•
the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;
•
we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•
in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.
In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.
A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.
Regarding the Trustee
The applicable prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

The trustee will meet the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act. At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.
If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.
The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Limitations on Suits by Holders” and “—Notice of Defaults” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.
The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture.
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.
Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.
The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Depository Trust Company
DTC has advised us of the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.
The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.
Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.
Certificated Debt Securities
Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or
•	we decide to discontinue the book-entry system; or
•	an event of default has occurred and is continuing with respect to the applicable debt securities.
If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following summary describes the material features and rights of our common stock. This summary does not purport to be a complete description of the terms and conditions of our common stock in all reports and is subject to, and qualified in its entirety by, applicable law and the provisions of our Amended and Restated Certificate of Formation (“Certificate of Formation”) and Second Amended and Restated Bylaws (“Bylaws”).
General
Our authorized capital stock consists of 31,000,000 shares, of which 30,000,000 shares are common stock, par value $1.00 per share, and 1,000,000 shares are preferred stock, par value $1.00 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of September 27, 2024, there were 16,386,627 shares of our common stock outstanding, held by approximately 168 registered shareholders, and no shares of our preferred stock were outstanding. As of September 27, 2024, there were 1,489,481 shares of our common stock underlying options and restricted stock units that have been issued pursuant to our equity incentive plans and 3,411,104 shares of our common stock reserved for future issuance under our equity incentive plans. Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “SPFI.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any shares of preferred stock that we may issue. Our Certificate of Formation does not provide for cumulative voting in the election of directors. Directors are elected by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.
Liquidation Rights
Upon any liquidation, dissolution or winding up of the Company, after the payment of all liabilities and of the liquidation preferences with respect to any issued and outstanding preferred shares, or any other class or series of stock having preference over the common stock, we will distribute our remaining assets to the holders of our voting common stock on a pro rata basis.
Dividends Payable on Shares of Common Stock
Subject to certain regulatory restrictions discussed in or incorporated by reference into this prospectus and to the rights of preferred stock we may issue in the future, or any other class or series of stock having a preference as to dividends over the common stock, each share of common stock will participate equally in dividends, which are payable from legally available funds when, as, and if declared by our board of directors. Further, the agreements pursuant to which we borrow money and the regulations to which we are subject as a bank holding company may limit our ability to pay dividends or other distributions with respect to the common stock or to repurchase our capital stock. The board of directors has the discretion to determine the amount of dividends to be paid.
Ranking
Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.
Absence of Preemptive Rights
Our common stock does not have preemptive rights or other rights to subscribe for additional shares.

Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “SPFI.”
Transfer Agent and Registrar
Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.
Business Combinations under Texas Law
A number of provisions of Texas law and our certificate of formation and bylaws could have an anti-takeover effect and make any potential acquisition of our organization by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors more difficult. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.
We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the Texas Business Combination Law) may not engage in specified types of “business combinations” with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, a “business combination” is defined generally to include: mergers or share exchanges; dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation; certain issuances or transactions by the corporation that would increase the affiliated shareholder’s number of shares of the corporation; certain liquidations or dissolutions; and the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder of the corporation. For purposes of this law, an “affiliated shareholder” is, or was, during the prior three years, the beneficial owner of 20% or more of the corporation’s voting shares. The prohibition on certain transactions with such affiliated shareholders extends for a three-year period from the date such shareholder first becomes an affiliated shareholder. These prohibitions do not apply if:
•
the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•
the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

As we currently have more than 100 shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:
•
the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders or an affiliate or associate of the affiliated shareholder, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•
a business combination of a corporation with its wholly-owned subsidiary, if the subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Certificate of Formation nor our Bylaws contains any provision expressly providing that we will not be subject to the Texas Business Combination Law. As a result, the Texas Business Combination Law may prevent a non-negotiated merger or other business combination involving us, even if such a merger or combination would be beneficial to our shareholders.
Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-Takeover Effect
General. Our Certificate of Formation and Bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by a shareholder. These provisions are summarized in the following paragraphs.
Certain provisions of the Texas Business Organizations Code (the “TBOC”) found at Section 21.602 through Section 21.610 relating to business combinations with affiliates may have the effect of deterring hostile takeovers or delaying or preventing control or management of a company.
Authorized Shares of Capital Stock. As of the date of this document, we had 13,613,373 shares of authorized but unissued shares of common stock and 1,000,000 shares of authorized but unissued shares of preferred stock. Our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
Preferred Stock. Our Certificate of Formation contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance. See “Description of Preferred Stock” for additional information.
Classified Board of Directors. Our Certificate of Formation provides that our board of directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually in accordance with our Bylaws, to hold office for a three-year term. Our Certificate of Formation furthers provide that directors may be removed from office only for “cause” by the affirmative vote of not less than the holders of two-thirds of the total votes eligible to be cast by our shareholders. Having a classified board of directors could prevent or delay the ability of shareholders to remove or replace our directors, even if such action is favored by a majority of our outstanding shares of common stock.
No Cumulative Voting. The TBOC does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s certificate of formation, and our Certificate of Formation does not provide for such authority.
Limitations on Right to Call Special Meetings. Our Bylaws provide that, except as otherwise required by the TBOC and subject to our Certificate of Formation, special meetings of shareholders may be called only by the chairman of the board of directors, the board of directors or the holders of not less than 25% of all of the outstanding shares of the corporation entitled to vote at the meeting. In order for a special meeting to be called by the shareholders, a written request for a special meeting signed by the shareholders owning at least the requisite percent of shares entitled to vote at the meeting as of the date of the request must be delivered to the secretary at the principal executive offices of the Company. The special meeting request must include certain information listed in our Bylaws, including, but not limited to, a statement of the business proposed to be acted on at the meeting, the signatures of each shareholder submitting the special meeting request, the name and address of each shareholder submitting the special meeting request and documentary evidence that the requesting shareholders own the requisite percent of shares as of the date of the special meeting request. A special meeting request shall not be valid if (1) the request relates to an item of business that is not a proper subject for shareholder action under applicable law or our certificate of formation, (2) the request relates to an item of business that is the same or substantially similar to an item presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of the signature on the special meeting request, (3) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or (4) the special meeting request does not comply with the requirements of our Bylaws.
Advance Notice Requirements for Shareholder Proposal and Director Nomination. Our Bylaws include specific procedures for shareholder proposals, including proposed nominations for directors, to be brought at shareholder meetings including that the shareholder must (1) be the holder of not less than 25% of all of the outstanding shares of the corporation entitled to vote at the meeting, (2) be a shareholder of record at the time of giving of notice of such meeting by the board of directors and at the time of the annual meeting, (3) be entitled to vote at such annual meeting, and (4) comply with the procedures set forth in our bylaws as to such nomination or other business. Notice of a shareholder proposal notice must generally be delivered to the secretary of the Company not earlier than 30 days nor more than 60 days prior to the shareholder meeting. The notice of the shareholder proposal must include certain information listed in our bylaws, including, but not limited to, the name and address of each shareholder making the proposal, the name and address of any nominee for director, the class and number of shares of our capital stock, any proxy used in connection with the proposal, a description of the business desired to be brought before the meeting, and a description of all agreement, arrangement and understanding between the shareholder proposing the business to be brought before the meeting and any other affiliates and associates with whom the requesting shareholder is acting in concert in connection with the proposal. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.
Shareholder Actions. Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our Certificate of Formation does not provide for shareholder action by less than unanimous written consent.
Bank Holding Company Act. The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.
The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK
The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Formation, and the applicable Certificate of Designation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our Bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.
General
Our authorized capital stock consists of 31,000,000 shares, of which 30,000,000 shares are common stock, par value $1.00 per share, and 1,000,000 shares are preferred stock, par value $1.00 per share.
Our Certificate of Formation, subject to limitations prescribed in our Bylaws and subject to limitations prescribed by Texas law, authorizes the Company’s board of directors, without shareholder approval, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.
In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.
Terms of the Preferred Stock That We May Offer and Sell to You
You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:
•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;
•	the number of shares of the series of preferred stock being offered;
•	the number of shares of preferred stock included in that series of preferred stock;
•	the liquidation preference per share of the preferred stock of such series;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;
•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;
•	the provisions for redemption, if applicable, of the shares of preferred stock being offered, including the redemption price;
•	any listing of the shares of preferred stock being offered on any securities exchange or market;
•
the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•
the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of the Company;

•
any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of the Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.
Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.
Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:
•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.
Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
Liquidation Preference
In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the Certificate of Designation establishing the series of such preferred stock; and
•	as otherwise required by applicable law.
Conversion Rights
The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our Certificate of Formation and Bylaws relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. Therefore, you should carefully consider the actual provisions of these documents.
General
We may elect, at our option, to offer fractional shares of preferred stock, in which case we will issue receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued, as set forth in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issuance. We may issue depositary receipts in temporary, definitive or book-entry form.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 30 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.
Partial shares of our preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us as set forth in the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;
•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or
•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
•	the initial deposit of our preferred stock;
•	the initial issuance of the depositary shares;
•	any redemption of our preferred stock; and
•	all withdrawals of our preferred stock by owners of depositary shares.
Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
•	refuse to transfer depositary shares;
•	withhold dividends and distributions; and
•	sell the depositary shares evidenced by the depositary receipt.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:
•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;
•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;
•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;
•
We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•
We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following briefly summarizes the general provisions of subscription rights that we may offer to purchase additional shares of our common stock, any series of preferred stock, depositary shares or debt securities, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.
General
We may issue subscription rights to purchase our common stock, preferred stock, depositary shares or debt securities. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•	the record date for shareholders entitled to receive subscription rights;
•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of our common stock, preferred stock, depositary shares or for debt securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each shareholder;
•	the number and terms of each share of our common stock, preferred stock, depositary shares or for debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.
Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of the issuer’s other securities at a specified exercise price per share which may be subject to adjustment upon the occurrence of specified events. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.
The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. The prospectus will describe the terms of any warrants, including the following, as may be applicable:
•	the title and specific designation of the warrants;
•	the aggregate number of warrants offered;
•	the amount of warrants outstanding, if any;
•
the designation, number, aggregate principal amount and terms of the debt securities, preferred stock, or common stock purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;
•	the procedures and conditions relating to the exercise of the warrants;
•	price or prices at which the warrants will be issued;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	the anti-dilution provisions of the warrants, if any;
•	terms of any right that we may have to redeem the warrants;
•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS
We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.
The applicable prospectus supplement will specify the terms of the units, including:
•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of the material U.S. federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION
The Company may sell the offered securities from time to time:
•	directly to one or more purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	directly to its shareholders;
•	directly to holders of warrants exercisable for our securities upon the exercise of such warrants; or
•	through a combination of any of these methods of sale.
The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the use of proceeds from the sale, purchase price of the offered securities, estimated offering expenses, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed. The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent designated by the Company, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.
If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:
•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and
•	if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.
The underwriters, dealers, agents and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any person participating in the distribution of the offered securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the offered securities under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such offered securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the offered securities under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such offered securities.
The Company, the underwriters or other agents may also engage in derivative transactions involving the offered securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the offered securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the offered securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the offered securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the offered securities purchased or borrowed from us or others (or, in the case of derivatives, offered securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the offered securities or close out any related open borrowings of the offered securities.
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities law of various states, the offered securities under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the offered securities under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.
The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any of our securities.

LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The consolidated financial statements of South Plains Financial, Inc. for the year ended December 31, 2021, incorporated in this prospectus by reference from the South Plains Financial, Inc. Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of South Plains Financial, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, incorporated in this prospectus by reference from the South Plains Financial, Inc. Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Forvis Mazars, LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

$150,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Warrants
Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
Estimated fees and expenses (except in the case of a registration fee), other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the offered securities are as follows:

SEC Registration Fee	$22,140
Accounting Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Printing Expenses	(1)
Trustee and Depositary Fees and Expenses	(1)
Blue Sky Fees and Expenses	(1)
Rating Agency Fees	(1)
Listing Fees and Expenses	(1)
Miscellaneous Expenses	(1)

Total	$ (1)

(1)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
The Texas Business Organizations Code (“TBOC”) permits a Texas corporation to limit in its charter the liability of the corporation’s directors to the corporation or its shareholders for conduct in the performance of such director’s duties. However, Texas law does not permit any limitation of liability of a director who is found liable to the corporation or is found liable because the director improperly received a personal benefit for: (1) breaching a duty of loyalty owed to the corporation; (2) failing to act in good faith that constitutes a breach of a duty owed by the person to the corporation; or (3) engaging in willful or intentional misconduct in the performance of a director’s duty to the corporation. The Registrant’s amended and restated certificate of formation provides that a director of the Registrant will not be liable to the Registrant or its shareholders to the fullest extent permitted by Texas law.
Sections 8.101 and 8.103 of the TBOC provide that a Texas corporation may indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (1) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (2) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (3) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (1) or (2); (4) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or, (5) by unanimous vote of the shareholders. The power to indemnify applies only if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interest of the corporation, and, in all other cases, that the person’s conduct was not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful.
Section 8.104 of the TBOC provides that a Texas corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 of the TBOC and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 of the TBOC also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.
Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee, or agent of the corporation as provided by: (1) the corporation’s governing documents; (2) an action by the corporation’s governing authority; (3) resolution by the shareholders; (4) contract; or (5) common law. As consistent with Section 8.105 of the TBOC, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.
The Company’s Amended and Restated Certificate of Formation provides that, to the fullest extent and under the circumstances permitted the by Chapter 8 of the TBOC, the Registrant must indemnify and advance expenses to directors and officers, and (2) the Registrant may purchase and maintain insurance on behalf of our directors and officers.
The Company also maintain directors’ and officers’ liability insurance.

Item 16.	Exhibits
(a)	Exhibits

1.1*	—	Form of Underwriting Agreement.
1.2*	—	Form of Placement Agent Agreement.
3.1	—
Amended and Restated Certificate of Formation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on April 29, 2019 (Registration No. 333-230851).

3.2	—	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 1, 2021 (File No. 001-38895).
4.1	—
Indenture, dated September 29, 2020, by and between South Plains Financial, Inc. and UMB Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 30, 2020 (File No. 001-38895)).

4.2	—	Form of Fixed to Floating Rate Subordinated Note due September 30, 2030 (included as Exhibit A-2 to the Indenture incorporated herein by reference as Exhibit 4.1 hereto).
4.3*	—	Form of Senior Debt Security.
4.4*	—	Form of Subordinated Debt Security.
4.5	—	Form of Indenture for Senior Debt.
4.6	—	Form of Indenture for Subordinated Debt.
4.7*	—	Form of Subordinated Note Purchase Agreement.
4.8	—	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Company, filed on April 29, 2019 (Registration No. 333-230851).
4.9*	—	Form of Articles of Amendment to the Restated Certificate of Formation for Series of Preferred Stock.
4.10*	—	Form of Preferred Stock Certificate.
4.11*	—	Form of Deposit Agreement and Depositary Receipt.
4.12*	—	Form of Subscription Certificate.
4.13*	—	Form of Subscription Agent Agreement.
4.14*	—	Form of Warrant Agreement.
4.15*	—	Form of Unit Agreement.
5.1	—	Opinion of Hunton Andrews Kurth LLP.
23.1	—	Consent of Forvis Mazars, LLP.
23.2	—	Consent of Weaver and Tidwell, LLP.
23.3	—	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on original signature page to this registration statement).
25.1**	—	Form T-1 of Trustee for the Indenture for Senior Debt Securities.
25.2**	—	Form T-1 of Trustee for the Indenture for Subordinated Debt Securities.
107	—	Filing Fee Table.

*	To be filed, if necessary, by amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	To be filed separately, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trustee Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas, on September 30, 2024.

SOUTH PLAINS FINANCIAL, INC.

By:	/s/ Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis C. Griffith and Cory T. Newsom as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to this registration statement and to file the same, with all relevant exhibits and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Curtis C. Griffith	Director (Chairman); Chief Executive Officer	September 30, 2024
Curtis C. Griffith

/s/ Cory T. Newsom	Director; President	September 30, 2024
Cory T. Newsom

/s/ Steven B. Crockett	Chief Financial Officer; Treasurer	September 30, 2024
Steven B. Crockett

/s/ Richard D. Campbell	Director	September 30, 2024
Richard D. Campbell

/s/ LaDana R. Washburn	Director	September 30, 2024
LaDana R. Washburn

/s/ Noe G. Valles	Director	September 30, 2024
Noe G. Valles

/s/ Kyle R. Wargo	Director	September 30, 2024
Kyle R. Wargo